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                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Equity Investor Fund,
Focus Series Health Care Portfolio 3, Financial Portfolio 2, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-46977 and 333-46981 of our opinion dated June 3, 1999 and June 8, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading
'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
June 30, 1999